SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2008

TEGAL CORPORATION (Exact name of registrant as specified in its charter)
DELAWARE (State or other jurisdiction of incorporation)
000-26824 (Commission File Number)
2201 South McDowell Boulevard Petaluma, California (Address of principal executive offices)
(707) 763-5600 (Registrant’s telephone number, including area code)
68-0370244 (I.R.S. Employer Identification No.)
94954 (Zip Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2008, the Compensation Committee of the Board of Directors of Tegal Corporation (“Tegal”) approved the Tegal Corporation Executive Severance Plan (the “Plan”) in which the following executive officers will participate:

Steve Selbrede                                                                   Chief Technology Officer, VP Research & Development
Paul Werbaneth                                                                Vice President Marketing & Applications
Scott Brown                                                                       Vice President North American Sales

Under the Plan, each participant will be eligible to receive certain severance benefits in the event of his discharge by Tegal without cause (as defined in the Plan).  Such severance benefits shall consist of six months base salary (12 months in the event such discharge without cause occurs within 12 months following a change in control (as defined in the Plan) of Tegal), to be paid in equal installments over the applicable severance period in accordance with Tegal’s regular payroll practices.  An executive officer’s receipt of the foregoing severance benefits will be conditioned on his execution and non-revocation of a general release of claims in favor of Tegal.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan, a copy of the which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number                                Description of Exhibit

10.1                                Tegal Corporation Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGAL CORPORATION

Date : December 18, 2008	By: Name: Christine T. Hergenrother Title: Chief Financial Officer

EXHIBIT 10.1
EXHIBIT INDEX

Exhibit
Number                                Description of Exhibit

10.1                                Tegal Corporation Executive Severance Plan.